Exhibit 99.1

BARE ESCENTUALS, INC. NAMES NEW INDEPENDENT DIRECTOR TO BOARD

SAN FRANCISCO, CA (March 12, 2009) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced that John S. Hamlin has been appointed as an independent member of the company’s Board of Directors, effective March 10, 2009, as well as being appointed to the Board’s compensation committee.

Mr. Hamlin is president and managing partner of Bozeman Limited Partnership, an Austin-based private equity firm. Previously, Mr. Hamlin spent eleven years at Dell Inc. where he served as an executive officer and senior vice president. He was the senior vice president responsible for Dell’s global online business as well as Dell’s worldwide brand and advertising strategy. Mr. Hamlin also served as senior vice president and general manager of Dell’s U.S. consumer business.

“We are very excited to have John as a member of our Board,” said Leslie Blodgett, Chief Executive Officer. “John’s experience in translating a marketing strategy to sales execution in a multi-channel environment will be invaluable.”

Prior to joining Dell, Mr. Hamlin worked in the venture capital field for three years and served as a strategic consultant at Bain & Company for six years. He is a board member of Recreational Equipment, Inc. (REI), a consumer cooperative that sells outdoor equipment and clothing, and Spiceworks, a privately-held software company. Mr. Hamlin earned a B.A. degree from Dartmouth College and an MBA from Harvard Business School.

Following this appointment, the company’s Board of Directors will consist of nine directors.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the leading prestige cosmetic companies in the United States and an innovator in mineral-based cosmetics. We develop, market and sell branded cosmetics and skin care products primarily under our bareMinerals, RareMinerals, Buxom and md formulations brands worldwide.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations, the impact of our restructuring and estimates of our financial results and capital expenditures for future periods. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are also intended to identify forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to, changes in general economic or market conditions, including the adverse effects of a challenging and potentially worsening consumer and retail environment; our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness, which was $241.0 million as of December 28, 2008; and other risk factors detailed in our most recently filed Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:	Bare Escentuals, Inc.
Eric C. Wong, 415-489-5000

###

2